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                                                                   Exhibit 23(a)





                      [DELOITTE & TOUCHE LLP LETTERHEAD]






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives of The E.W. Scripps Company and subsidiary companies on Form S-8 of our report dated January 22, 1997 appearing in the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1996.




/s/ Deloitte & Touche LLP                      ----------------------------
                                               DELOITTE TOUCHE
                                               TOHMATSU
CINCINNATI, OHIO                               INTERNATIONAL
May 22, 1997                                   ----------------------------
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